SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 8, 2003

CLEVELAND-CLIFFS INC

(Exact name of registrant as specified in its charter)

OHIO	1-8944	34-1464672

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (216-694-5700)

(Former name or former address, if changed since last report)

ITEM 9. Regulation FD Disclosure.
CLIFFS AND LAIWU STEEL MAKE JOINT OFFER FOR ASSETS OF EVELETH MINES
SIGNATURE

ITEM 9.   Regulation FD Disclosure.

Cleveland-Cliffs Inc published a News Release on October 8, 2003 as follows:

CLIFFS AND LAIWU STEEL MAKE JOINT OFFER
FOR ASSETS OF EVELETH MINES

     Cleveland, OH – October 8, 2003 – Cleveland-Cliffs Inc (NYSE:CLF) and Laiwu Steel Group of China jointly announced today that they have made an offer to acquire the assets of Eveleth Mines LLC. Eveleth’s principal assets are an iron ore mine and pelletizing operation in Northeast Minnesota, which ceased operations earlier this year. Eveleth Mines LLC filed for Chapter 11 bankruptcy protection in the U. S. Bankruptcy Court for the District of Minnesota in St. Paul on May 1 of this year. A final decision by Cliffs and Laiwu to proceed with a bid for these assets and reopen the mining operations will be made after due diligence is completed and agreements are reached with key Eveleth Mines LLC stakeholders.

     John S. Brinzo, Cliffs’ chairman and chief executive officer, said, “We are excited about the prospect of establishing a new business venture with one of China’s premiere steel companies. The potential opportunity to jointly acquire and operate the Eveleth facility would be of enormous benefit to the iron range economy. This opportunity, however, will only become a reality if every stakeholder is willing to step up and make a contribution to this effort.” Mr. Brinzo also noted his thanks to Congressman James Oberstar (D-MN). Congressman Oberstar was instrumental in introducing Eveleth Mines to the Laiwu Steel Group.

     Cleveland-Cliffs is the largest supplier of iron ore pellets to the North American steel industry. The Company operates iron ore mines located in Michigan, Minnesota and Eastern Canada.

     Laiwu Steel Group, Ltd. is the successor to Laiwu Iron and Steel Company founded in 1970. It has become one of the largest steel complexes in China. The Company is headquartered in Laiwu City located in the Gangchong district in the middle part of Shandong province, China

* * * * *

     References in this news release to “Cliffs” and “Company” include subsidiaries and affiliates as appropriate in the context.

     This news release contains predictive statements that are intended to be made as “forward-looking” within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements

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are based on reasonable assumptions, such statements are subject to risks and uncertainties.

     There can be no assurance that the offer to acquire the assets of Eveleth Mines LLC will be accepted or that any agreement will be reached or any transaction completed.

     Reference is made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, as set forth in the Company’s most recent Annual Report and Reports on Form 10-K and 10-Q and previous news releases filed with the Securities and Exchange Commission, which are available publicly on Cliffs’ website. The information contained in this document speaks as of the date of this news release and may be superceded by subsequent events.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEVELAND-CLIFFS INC

By: /s Donald J. Gallagher Name: Donald J. Gallagher
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Dated: October 9, 2003

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